Exhibit 10.1

THIRD AMENDMENT TO
CRUDE OIL PURCHASE AGREEMENT

This Third Amendment to Crude Oil Purchase Agreement (“Amendment”) is entered into between Resolute Natural Resources Company, LLC (“Resolute”) and Western Refining Southwest, Inc. (“Western Southwest”).  Navajo Nation Oil and Gas Company (“NNOGC”) acknowledges and consents to this Amendment as set forth below.

WHEREAS, Resolute and Western Southwest entered into a Crude Oil Purchase Agreement dated July7, 2014, which was previously amended by an Amendment to Crude Oil Purchase Agreement dated December 31, 2014 and Amendment to Crude Oil Purchase Agreement dated December 8, 2015 (as amended, the “Agreement”); and

WHEREAS, Resolute and Western Southwest desire to amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Resolute and Western Southwest hereby agree as follows:

1.	The section of the Agreement entitled “Term” shall be amended and restated as follows:

This Agreement shall commence on the Effective Dates as set forth in the Agreement and continue until April 30, 2017, and thereafter on a month-to-month basis unless and until terminated by either Party with ninety (90) days prior written notice of termination.  The period during which the Agreement is in effect shall be referred to as the “Term.”

2.	Effective May 1, 2016, the first paragraph of the Section the Agreement entitled “Price” shall be amended and restated as follows:

The first 6,000 barrels per day of Product sold pursuant to this Agreement shall be priced at the NYMEX trading days average for the current (delivery) calendar month less a discount of $7.50 per barrel.

Any volumes of Product sold pursuant to this Agreement in excess of 6,000 barrels per day shall be priced at the NYMEX trading days average for the current (delivery) calendar month less a discount of $5.50 per barrel.

3.

All capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement.  Except as expressly amended hereby, all terms and conditions contained in the Agreement shall remain in full force and effect without amendment.  If and to the extent that any terms and conditions of this Amendment are in conflict with any terms and conditions of the Agreement, this Amendment shall govern and prevail.

AGREED to be effective as of May 1, 2016.

WESTERN REFINING SOUTHWEST, INC.	RESOLUTE NATURAL RESOURCES COMPANY, LLC

/s/ Mark J. Smith	/s/ James M. Piccone
Mark J. Smith	James M. Piccone
President – Refining and Marketing	President
Date: 05/06/2016	Date: 05/09/2016

Navajo Nation Oil and Gas Company, a/k/a Navajo Nation Oil & Gas Company, Inc. (“NNOGC”) hereby acknowledges and consents to this Amendment.

Navajo Nation Oil and Gas Company

/s/ Louis Denetsosie
Louis Denetsosie
CEO & President
Date: 05/08/2016

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